                                [FORM OF WARRANT]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE
NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE
SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED
OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR
THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION
OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS
NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID
ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION
WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED
BY THE SECURITIES.

                            G-III APPAREL GROUP, LTD.

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.:
             --------------
Number of Shares of Common Stock:
                                 -------------
Date of Issuance: July 13, 2006 ("ISSUANCE DATE")

         G-III Apparel Group, Ltd., a Delaware corporation (the "COMPANY"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [NAME OF BUYER], the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after January 13, 2007, but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below),
______________ (_____________)(1) fully paid nonassessable shares of Common
Stock (as defined below) (the "WARRANT SHARES"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in
Section 16. This Warrant (including all Warrants issued in exchange, transfer or replacement hereof, the "WARRANTS") is one of the Warrants (the "SPA WARRANTS")
issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of July 13, 2006 (the "SUBSCRIPTION DATE"), by and among the Company and the investors (the "BUYERS") referred to therein (the "SECURITIES PURCHASE
AGREEMENT").

         1. EXERCISE OF WARRANT.

             (a) Mechanics of Exercise. Subject to the terms and
conditions hereof (including, without limitation, the limitations set forth in
Section 1(f)), this Warrant may be exercised by the holder of this Warrant on any day on or after January 13, 2007, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "EXERCISE
NOTICE"), of the holder of this Warrant's election to exercise this Warrant and
(ii) (A) payment to the Company of an amount equal to the applicable Exercise
Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "AGGREGATE EXERCISE PRICE") in cash or wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as

----------------
(1) A number of shares of Common Stock equal to 25% of the number of shares of
    Common Stock issuable to the holder of this Warrant at the Closing.

defined in Section 1(d)). The holder of this Warrant shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant
Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate
Exercise Price (or notice of a Cashless Exercise) (the "EXERCISE DELIVERY
DOCUMENTS"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the holder of this
Warrant and the Company's transfer agent (the "TRANSFER AGENT"). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the "SHARE DELIVERY DATE"), the Company
shall (X) provided that the Transfer Agent is participating in The Depository
Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the holder of this Warrant, credit such aggregate number of shares of
Common Stock to which the holder of this Warrant is entitled pursuant to such exercise to the holder of this Warrant's or its designee's balance account with
DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the
Transfer Agent is not participating in the DTC Fast Automated Securities
Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice (so that the certificate is received by the holder of this Warrant on or before such third Business Day), a certificate, registered in the Company's share register in the name of the holder of this
Warrant or its designee, for the number of shares of Common Stock to which the holder of this Warrant is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A)
above or notification to the Company of a Cashless Exercise referred to in
Section 1(d), the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of
Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the
Company shall as soon as practicable and in no event later than three Business
Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of
Warrant Shares purchasable immediately prior to such exercise under this
Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

              (b) Exercise Price. For purposes of this Warrant, "EXERCISE PRICE"
means $11.00, subject to adjustment as provided herein.

              (c) Company's Failure to Timely Deliver Securities. If the Company
shall fail for any reason or for no reason to issue to the holder of this
Warrant within three (3) Business Days of receipt of the Exercise Delivery
Documents, a certificate for the number of shares of Common Stock to which the holder of this Warrant is entitled and register such shares of Common Stock on the Company's share register or to credit the holder of this Warrant's balance account with DTC for such number of shares of Common Stock to which the holder of this Warrant is entitled upon the holder of this Warrant's exercise of this
Warrant, then, in addition to all other remedies available to the holder of this
Warrant, the Company shall pay in cash to the holder of this Warrant on each day after such third Business Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder of this Warrant on a timely basis and to which the holder of this Warrant is entitled and (B) the
Closing Sale Price of the shares of Common Stock on the trading day immediately preceding the last possible date which the

                                      -2-

Company could have issued such shares of Common Stock to the holder of this
Warrant without violating Section 1(a). In addition to the foregoing, if within three (3) trading days after the Company's receipt of the facsimile copy of an
Exercise Notice (the "DEADLINE DATE") the Company shall fail to issue and deliver a certificate to the holder of this Warrant and register such shares of
Common Stock on the Company's share register or credit the holder of this
Warrant's balance account with DTC for the number of shares of Common Stock to which the holder of this Warrant is entitled upon such holder's exercise hereunder, and if on or after such trading day the holder of this Warrant purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of this Warrant of shares of
Common Stock issuable upon such exercise that the holder of this Warrant anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within five (5) Business Days after such Buyer's request, promptly honor its obligation to deliver to such Buyer a certificate or certificates representing such shares of Common Stock and pay cash to such Buyer in an amount equal to the excess (if any) of such Buyer's total purchase price (including brokerage commissions, if any) for the shares of Common Stock purchased in such Buy-In over the product of (A) such number of shares of Common Stock, times (B) the
Closing Bid Price on the Deadline Date. In addition, if within three Business
Days of delivery of such certificate or certificates to such Buyer, Buyer shall sell shares of Common Stock represented by such certificate or certificates at a price per share less than the Closing Bid Price on the Deadline Date, the
Company shall pay cash to such Buyer in an amount equal to the excess of such
Closing Bid Price times the number of shares so sold over such Buyer's total proceeds (less brokerage commissions, if any) from the sale of such shares.
Notwithstanding the foregoing, in the event the Company fails to honor its obligation to deliver such Buyer a certificate or certificates representing such shares of Common Stock within such five (5) Business Day period, the Company shall pay cash to such Buyer in an amount equal to (i) such Buyer's total purchase price (including brokerage commissions, if any) for the shares of
Common Stock so purchased in such Buy-In less (ii) any payments previously made by the Company to the Buyer pursuant to the second sentence of this Section
1(c), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate.

              (d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if the Warrant is exercisable and a Registration Statement (as defined in the Registration Rights Agreement) covering the Warrant Shares that are the subject of the Exercise Notice (the "UNAVAILABLE WARRANT SHARES") is not
available for the resale of such Unavailable Warrant Shares after the
Effectiveness Deadline (as defined in the Registration Rights Agreement), the holder of this Warrant may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate
Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a
"CASHLESS EXERCISE"):

                                      -3-

         Net Number = (A x B) - (A x C)
                      -----------------
                              B

         For purposes of the foregoing formula:

         A= the total number of shares with respect to which this Warrant is then being exercised.

         B= the average of the Closing Sale Prices of the shares of Common Stock
         (as reported by Bloomberg) on the five trading days immediately preceding the date of the Exercise Notice.

         C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

              (e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the
Company shall promptly issue to the holder of this Warrant the number of Warrant
Shares that are not disputed and resolve such dispute in accordance with Section
12.

              (f) Limitations on Exercises; Beneficial Ownership. (i) The
Company shall not effect the exercise of this Warrant, and the holder of this
Warrant shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own in excess of 4.99% (the "MAXIMUM PERCENTAGE")
of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i)
exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants)
subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common
Stock, the holder of this Warrant may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form
10-Q, Current Report on Form 8-K or other public filing with the Securities and
Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the holder of this Warrant, the
Company shall within one Business Day confirm orally and in writing to the holder of this Warrant the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Warrants, by the holder of this Warrant and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the holder of this Warrant may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the holder of this Warrant and not to any other holder of SPA Warrants.

                                      -4-

         2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The
Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

              (a) Adjustment upon Issuance of Shares of Common Stock. If and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of
Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded
Securities), for a consideration per share (the "NEW ISSUANCE PRICE") less than a price (the "APPLICABLE PRICE") equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "DILUTIVE ISSUANCE"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive
Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the
Company upon such Dilutive Issuance, by (2) the product derived by multiplying
(I) the Exercise Price in effect immediately prior to such Dilutive Issuance by
(II) the number of Common Stock Deemed Outstanding immediately after such
Dilutive Issuance. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common
Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

              (i) Issuance of Options. If the Company in any manner grants any
              Options and the lowest price per share for which one share of
              Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible
              Securities issuable upon exercise of any such Option is less than the Applicable Price, then all such shares of Common Stock underlying such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such
              Options or upon conversion, exercise or exchange of such
              Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the
              Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such
              Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon
              conversion, exercise or exchange of such Convertible Securities.
              In the event that any such Option or Convertible Security expires or becomes unconvertible, unexercisable or unexchangeable, the
              Exercise Price shall be further adjusted so as to undo any adjustment made with respect to such Option or Convertible
              Security made pursuant to the first two sentences of this Section
              2(a)(i).

              (ii) Issuance of Convertible Securities. If the Company in any
              manner issues or sells any Convertible Securities and the lowest price per share for which one

                                      -5-

              share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then each share of Common Stock issuable upon conversion of the Convertible
              Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the
              Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible
              Securities, and if any such issue or sale of such Convertible
              Securities is made upon exercise of any Options for which
              adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale. In the event that any such
              Convertible Security expires or becomes unconvertible,
              unexercisable or unexchangeable, the Exercise Price shall be further adjusted so as to undo any adjustment made with respect to such Convertible Security made pursuant to the first two sentences of this Section 2(a)(ii).

              (iii) Change in Option Price or Rate of Conversion. If the
              purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or
              exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of
              Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant
              Shares which would have been in effect at such time had such
              Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section
              2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise,
              conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

              (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any shares of Common
              Stock,

                                      -6-

              Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the amount received by the Company therefor. If any shares of Common Stock, Options or Convertible
              Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such
              consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such publicly traded security on the date of receipt. If any shares of Common Stock, Options or
              Convertible Securities are issued to the owners of the
              non-surviving entity in connection with any merger in which the
              Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or
              Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders of the Warrants.
              If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the
              "VALUATION EVENT"), the fair value of such consideration will be determined within ten (10) days after the tenth day following the
              Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders of the Warrants.
              The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

              (v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of
              Common Stock, Options or in Convertible Securities or (B) to
              subscribe for or purchase shares of Common Stock, Options or
              Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

              (vi) Nasdaq Limitation. Notwithstanding any other provision in
              Section 2(a) to the contrary, if a reduction in the Exercise Price pursuant to Section 2(a) would require the Company to obtain stockholder approval of the transactions contemplated by the
              Securities Purchase Agreement pursuant to Nasdaq Marketplace Rule
              4350(i) and such stockholder approval has not been obtained, (i)
              the Exercise Price shall be reduced to the maximum extent that would not require stockholder approval under such Rule and (ii)
              the Company shall use its commercially reasonable efforts to obtain such stockholder approval at the next regularly scheduled meeting of the stockholders, unless such meeting is not scheduled to occur within the six (6) months following the event giving rise to the need for such Exercise Price adjustment, in which case, the
              Company shall use its commercially reasonable efforts to obtain such stockholder approval as soon as reasonably practicable, including, by calling a special meeting of stockholders to vote on such Exercise Price adjustment. This provision shall not restrict the number of shares of Common Stock which a holder of this
              Warrant may receive or beneficially own in order to determine the amount of securities or other consideration that such holder may receive in the event of a transaction contemplated by Section 4 of this Warrant; provided, however, that if stockholder approval of any such transaction would be required pursuant to

                                      -7-

              Nasdaq Marketplace Rule 4350(i), such stockholder approval shall be obtained along with the stockholder approval for the
              transaction as a whole.

              (vii) No adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least
              $0.01 per share of Common Stock; provided, however, that any adjustments which by reason of this Section 2(a)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
              Section 2 shall be made to the nearest cent or to the nearest
              1/100th of a share, as the case may be.

              (b) Adjustment upon Subdivision or Combination of Shares of Common
Stock. If the Company at any time on or after the Subscription Date subdivides
(by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the
Subscription Date combines (by combination, reverse stock split or otherwise)
one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

              (c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, other than an
Excluded Security), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the holder of this Warrant; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this
Section 2.

         3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise
(including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, or other similar transaction) (a
"SPECIAL DISTRIBUTION"), at any time after the issuance of this Warrant, then, in each such case:

              (a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common
Stock entitled to receive the Special Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Special Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the Common Stock on the trading day immediately preceding such record date;
and

              (b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately upon exercise of this Warrant prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Special
Distribution multiplied by the reciprocal of the fraction set forth in the immediately

                                      -8-

preceding paragraph (a); provided that in the event that the Special
Distribution is of common stock) ("OTHER SHARES OF COMMON STOCK") of a company whose stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of
Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other
Shares of Common Stock that would have been payable to the holder of this
Warrant pursuant to the Special Distribution had the holder exercised this
Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this
Warrant was decreased with respect to the Special Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant
Shares calculated in accordance with the first part of this paragraph (b).

         4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

              (a) Purchase Rights. In addition to any adjustments pursuant to
Section 2 above, if at any time the Company grants, issues or sells any Options,
Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common
Stock (the "PURCHASE RIGHTS"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate
Purchase Rights which the holder of this Warrant could have acquired if the holder of this Warrant had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

              (b) Fundamental Transactions. If the Company enters into or is party to a Fundamental Transaction, then the holder of this Warrant shall have the right to either (A) purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets (including cash) as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the
Warrant, had such Fundamental Transaction not taken place or (B) require the repurchase of this Warrant for a purchase price, payable in cash within five (5)
business days after such request, equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such request. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity and holder of this Warrant to comply with the provisions of this Section 4(b). The provisions of this Section shall apply similarly and equally to successive
Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

         5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the
Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this
Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the holder of this Warrant. Without limiting the generality of the foregoing, the
Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and
(iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its

                                      -9-

authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, the maximum number of shares of
Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding including any indeterminate number of shares issuable pursuant to the provisions thereof (without regard to any limitations on exercise).

         6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, no holder of this Warrant, solely in such Person's capacity as a holder of this Warrant, shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, solely in such Person's capacity as a holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant
Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the
Company. Notwithstanding this Section 6, the Company shall provide the holder of this Warrant with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders, except for those notices and other information contained within the SEC Documents and available on the SEC's EDGAR system.

         7. REISSUANCE OF WARRANTS.

              (a) Transfer of Warrant. If this Warrant is to be transferred, the holder shall surrender this Warrant to the Company, whereupon the Company will, subject to satisfaction of the transfer conditions described in Section 2(f) of the Securities Purchase Agreement, forthwith issue and deliver upon the order of the holder of this Warrant a new Warrant (in accordance with Section 7(d)), registered as the holder of this Warrant may request, representing the right to purchase the number of Warrant Shares being transferred by the holder of this
Warrant and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section
7(d)) to the holder of this Warrant representing the right to purchase the number of Warrant Shares not being transferred.

              (b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder of this Warrant to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the holder of this Warrant a new Warrant (in accordance with Section 7(d))
representing the right to purchase the Warrant Shares then underlying this
Warrant.

              (c) Warrant Exchangeable for Multiple Warrants. This Warrant is
exchangeable, upon the surrender hereof by the holder of this Warrant at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the holder of this Warrant at the time of such surrender;
provided, however, that no Warrants for fractional shares of Common Stock shall be given.

                                      -10-

              (d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i)
shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the holder of this Warrant which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii)
shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

         8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with
Section 9(f) of the Securities Purchase Agreement. The Company shall provide the holder of this Warrant with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the
Company will give written notice to the holder of this Warrant (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10)
days prior to the date on which the Company closes its books or takes a record
(A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

         9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of SPA
Warrants representing at least a majority of the shares of Common Stock obtainable upon exercise of the SPA Warrants then outstanding; provided that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrant without the written consent of the holder of this Warrant. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

         10. SEVERABILITY. If any provision of this Warrant or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of the terms of this Warrant will continue in full force and effect.

         11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

         12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this
Warrant.

                                      -11-

         13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant
Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise
Notice giving rise to such dispute, as the case may be, to the holder of this
Warrant. If the holder of this Warrant and the Company, acting in good faith, are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the holder of this Warrant, then the Company shall, within five (5) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the holder of this
Warrant or (b) the disputed arithmetic calculation of the Warrant Shares to the
Company's independent, outside accountant. The Company shall cause, at its expense, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of this
Warrant of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

         14. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The
remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the holder of this Warrant to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder of this
Warrant and that the remedy at law for any such breach may be inadequate. The
Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         15. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement.

         16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

              (a) "APPROVED STOCK PLAN" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities, stock appreciation rights, phantom rights or other rights with equity features may be issued to any employee, officer, director or consultant for services provided to the Company.

              (b) "BLACK SCHOLES VALUE" means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on
Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility equal to the greater of 50% and the 100 day volatility obtained from the HVT function on Bloomberg.

              (c) "BLOOMBERG" means Bloomberg Financial Markets.

                                      -12-

              (d) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

              (e) "CLOSING BID PRICE" and "CLOSING SALE PRICE" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by
Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by
Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink
Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid
Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the
Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the holder of this Warrant. If the Company and the holder of this Warrant are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

              (f) "COMMON STOCK" means (i) the Company's shares of Common Stock,
$0.01 par value per share, and (ii) any capital stock into which such Common
Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

              (g) "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections
2(a)(i) and 2(a)(ii) hereof regardless of whether the Options or Convertible
Securities are actually exercisable at such time, but excluding any shares of
Common Stock owned or held by or for the account of the Company or issuable upon exercise of the Warrants.

              (h) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

              (i) "ELIGIBLE MARKET" means the Principal Market, the American
Stock Exchange, The New York Stock Exchange, Inc., the Nasdaq Capital Market or
the NASD OTC Bulletin Board.

              (j) "EXCLUDED SECURITIES" means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon exercise of the Warrants; (iii) to a non-financial institution in connection with a license agreement, joint venture, development agreement or strategic partnership, the primary purpose of which is not to raise equity capital; (iv) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of
$30,000,000 (other than "equity lines"); (v) in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital in an amount not to exceed, in the aggregate, 25% of the outstanding shares of Common Stock in any calendar year; and (vi) upon

                                      -13-

conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such
Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date.

              (k) "EXPIRATION DATE" means the date sixty months after the
Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "HOLIDAY"), the next date that is not a Holiday.

              (l) "FUNDAMENTAL TRANSACTION" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into another Person (except if the Company is the surviving corporation and its stockholders prior to the merger or consolidation own at least 50% of the successor to the merger or consolidation), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another
Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination).

              (m) "OPTIONS" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

              (n) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

              (o) "PRINCIPAL MARKET" means the Nasdaq Global Market.

              (p) "REGISTRATION RIGHTS AGREEMENT" means that certain
registration rights agreement dated the Subscription Date by and among the
Company and the Buyers.

              (q) "REQUIRED HOLDERS OF THE WARRANTS" means the holders of the
SPA Warrants representing at least a majority of shares of Common Stock underlying the SPA Warrants then outstanding.

                            [SIGNATURE PAGE FOLLOWS]

                                      -14-

         IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase
Common Stock to be duly executed as of the Issuance Date set out above.

                                        G-III APPAREL GROUP, LTD

                                        By:
                                           -------------------------------------
                                        Name:   Wayne S. Miller
                                        Title:  Chief Operating Officer

                                                                      EXHIBIT A

                                 EXERCISE NOTICE
            TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
                                     WARRANT

                            G-III APPAREL GROUP, LTD.
         The undersigned holder hereby exercises the right to purchase
_________________ of the shares of Common Stock ("WARRANT SHARES") of G-III
APPAREL GROUP, LTD., a Delaware corporation (the "COMPANY"), evidenced by the attached Warrant to Purchase Common Stock (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

         1. Form of Exercise Price. The holder of this Warrant intends that payment of the Exercise Price shall be made as:

             ____________ a "Cash Exercise" with respect to _________________
Warrant Shares; and/or

             ____________ a "Cashless Exercise" with respect to _______________
Warrant Shares.

         2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of
$___________________ to the Company in accordance with the terms of the Warrant.

         3. Delivery of Warrant Shares. Pursuant to this exercise, the Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

      Please issue the Warrant Shares in the following name and to the following address:

      Issue to:

      Account Number:

      (if electronic book entry transfer)

      DTC Participant Number:

      (if electronic book entry transfer)

Date: _______________ __, ______

   Name of Registered holder of this Warrant

By:
         -----------------------------------
         Name:
         Title:

                                 ACKNOWLEDGMENT

         The Company hereby acknowledges this Exercise Notice and hereby directs
[Transfer Agent] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated [July __],
2006 from the Company and acknowledged and agreed to by [Transfer Agent].

                                       G-III APPAREL GROUP, LTD.

                                       By:
                                          --------------------------------------
                                                Name: Wayne S. Miller
                                                Title:   Chief Operating Officer

                               FORM OF ASSIGNMENT

      [To be completed and signed only upon transfer of Warrant]

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________ the right represented by the within Warrant to purchase
______ shares of Common Stock of G-III Apparel Group, Ltd. to which the within
Warrant relates and appoints ________________ attorney to transfer said right on the books of G-III Apparel Group, Ltd. with full power of substitution in the premises.

Dated:        ,

                                  Signature must conform in all respects to name
                                  of holder as specified on the face of the
                                  (Warrant)

                                  Address of Transferee

In the presence of: